SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CONTEL CELLULAR INC
 GABELLI FUNDS, INC.
  THE GABELLI TELECOMMUNICATION FUND
                5/12/95           19,000-           25.5000

  GABELLI SMALL CAP GROWTH FUND
                5/12/95          100,000-           25.5000

  THE GABELLI GLOBAL MULTI MEDIA TRUST
                5/12/95          100,000-           25.5000

  THE GABELLI EQUITY TRUST,INC.
                5/12/95           10,000-           25.5000

  THE GABELLI COUCH POTATO FUND
                5/12/95           20,000-           25.5000

  THE GABELLI ABC FUND
                5/12/95          150,000-           25.5000

 GAMCO INVESTORS, INC.
                5/12/95          574,750-           25.5000
                5/03/95              300            25.3750
                5/02/95              250            25.3750

 GABELLI ASSOCIATES LTD
                5/12/95           40,000-           25.5000

 GABELLI ASSOCIATES FUND
                5/12/95          548,180-           25.5000

 GABELLI PROFIT SHARING PLAN
                5/12/95           80,000-           25.5000

 GABELLI & COMPANY MARKET MAKING ACCOUNT
                5/12/95            1,181-           25.5000
                5/10/95              150            25.3750

 ALCE PARTNERS
                5/12/95           10,000-           25.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.
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